UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


           Date of Report (Date of earliest reported): March 31, 2006


                           QUADTECH INTERNATIONAL INC.
               (Exact name of registrant as specified in charter)

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          Nevada                        000-27795              52-2079421
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(State or other jurisdiction of  (Commission File Number)    (IRS Employer
      incorporation)                                       Identification No.)
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              300 - 1055 West Hastings Str., Vancouver, BC Canada V6E 2E9
              -----------------------------------------------------------
              (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (604) 331-2511

                           MEIER WORLD WIDE INTERMEDIA
                   (Former name or former address, if changed
                              since last report.)

                                   Copies to:
                             Richard Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02   Unregistered Sales of Equity Securities.

     On March 31, 2006, the Board of Directors of Quadtech International Inc. (the "Company") unanimously approved for the issuance of shares of common stock, par value $0.001, of the Company (the "Common Stock"), in an amount of 19,831,000 shares as consideration for the cancellation of debt of the Company (the "Debt") in aggregate amount of $198,310 previously held by certain debt holders (the "Holders"), to the Holders. Shares issued as consideration for the cancellation of Debt were issued at an exchange rate of 100 shares for every one dollar of Debt held by the Holders. $105,300 of the aggregate Debt held by certain Holders was previously assigned on March 30, 2006 by James Meier, a former director of the Company, to these certain Holders for consideration of the payment in amount of $105,300 to James Meier.

     The Company agreed to issue shares of Common Stock issuable on conversion of the Debt by the Holders, in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act on a private placement basis, to domestic and foreign institutional, accredited investors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 31, 2006, James Meier resigned as director and President of the Company, and John Meier was appointed as director and President of the Company to fill the vacancies created.

     There are no understandings or arrangements between John Meier and any other person pursuant to which John Meier was selected as director and President. John Meier presently does not serve on any Company committee. John Meier may be appointed to serve as a member of a committee, although as of the date hereof, there are no current plans to appoint John Meier to a committee. Except for the fact that John Meier is the father of the resigned director James Meier, John Meier does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, John Meier has never entered into a transaction, nor is there any proposed transaction, between John Meier and the Company.

John Meier

     Mr. Meier has been an internationally renowned businessman and financial consultant for over 40 years. In addition to serving as an aid to U.S. industrialist Howard R. Hughes, he served on President Richard Nixon's Task Force on Resources and Environment. A candidate for the U.S. Senate, Mr. Meier has advised several U.S. Senators, including Hubert Humphrey and Robert F. Kennedy, and has provided consultation to Heads of State. Mr. Meier has held managerial and executive positions with the New York Life Insurance Company, Remington Rand Univac, Hughes Aircraft Co., Hughes Tool Co., and has served as the Chairman of Satellite Geophysics Ltd. and as President of the Nevada Environmental Foundation. In 1966 Mr. Meier earned the Aerospace Man of the Year Award for the application of computer systems in understanding industrial and institutional problems. As a financier and merchant banker, Mr. Meier has been responsible for the funding of numerous international corporations, including high technology companies, health companies, an international bank, a motion picture company and real estate development projects.


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Item 9.01   Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

         Not applicable.

(b) Pro forma financial information.

         Not applicable.

(c) Shell company transactions.

         Not applicable.

(d) Exhibits

Exhibit Number                         Description
--------------      ------------------------------------------------------------

10.1 Form of Cancellation of Debt in Exchange for Securities Agreement, dated March 30, 2006. (Filed herewith).

99.1 Press release announcing James Meier's resignation as director and President of Quadtech International Inc., and appointment of John Meier as director and President of Quadtech International Inc., dated April 6, 2006. (Filed herewith).



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           QUADTECH INTERNATIONAL INC.



Date:  April 6, 2006           /s/ John Meier
                               --------------
                               John Meier
                               Chief Executive Officer


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